UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2004

TREASURE MOUNTAIN HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (201) 703-2299

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change In Registrant’s Certifying Accountant

As previously reported, on September 29, 2004, Treasure Mountain Holdings, Inc. (“TMHI”) consummated a merger contemplated by the Merger Agreement and Plan of Reorganization (the “Merger”), dated as of July 8, 2004, as amended, by and among TMHI, a wholly-owned subsidiary of TMHI and Vyteris, Inc. (“Vyteris”).

Reference is made to the Current Report on Form 8-K and Form 8-K/A dated September 29, 2004 filed by TMHI on October 5, 2004 and November 5, 2004, respectively, for information regarding TMHI’s auditors.

Ernst & Young LLP is the Independent Registered Public Accounting Firm for Vyteris, and has been such since Vyteris was incorporated in 2000. By virtue of the Merger, there is deemed to have been a change in TMHI’s certifying accountant. On November 10, 2004, the Audit Committee of TMHI’s Board of Directors approved the appointment of Ernst & Young LLP as its Independent Registered Public Accounting Firm.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREASURE MOUNTAIN HOLDINGS, INC.

By: /s/ Vincent De Caprio
Name: Vincent De Caprio
Title: President and Chief Executive Officer

Dated: November 12, 2004

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